EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement, dated January 11, 2024 (the “NRO Agreement”), by and among the Company, Nickel Road Development LLC, Nickel Road Operating LLC (“NRO”), and Prairie Operating Co., LLC (“Prairie LLC”), to acquire certain assets of NRO for total consideration of $94.5 million (the “Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “NRO Acquisition”). The Purchase Price consisted of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9.0 million of the Purchase Price into an escrow account on January 11, 2024 (the “Deposit”).

On August 15, 2024, the Company and NRO agreed to amend certain terms of the NRO Agreement, (the “Amended NRO Agreement”). As a result, the total consideration was reduced to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed (the “Amended Purchase Price”). Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

On October 1, 2024, the Company closed the NRO Acquisition and paid $49.6 million to the Sellers in cash.

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the following:

(i)	the closing of the NRO Acquisition;

(ii)	the sale of all of the Company’s cryptocurrency miners (the “Mining Equipment”) and the assignment of all of the Company’s rights and obligations under the Master Services Agreement, dated February 16, 2023, by and between Atlas Power Hosting, LLC and the Company, to a private purchaser pursuant to an asset purchase agreement, dated January 23, 2024 (the “Crypto Sale”); and

(iii)	the merger of Creek Road Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly owned subsidiary of the Company pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Merger Sub and Prairie LLC (the “Merger” and collectively, with the Private Placement, the Senior Convertible Note issuance, the Subordinated Note and Warrants issuance, the closing of the NRO Acquisition, and the Crypto Sale, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions and subsequent events thereto (the “Subsequent Events”) as described in Note 4– Subsequent Events below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheet of the Company and the historical consolidated balance sheet of NRO as of September 30, 2024 on a pro forma basis as if the Transactions and the Subsequent Events, described in Note 4 – Subsequent Events below, had been consummated on September 30, 2024.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 combine the historical statements of operations of the Company, the historical statements of operations of Creek Road Miners, Inc., and the historical consolidated statements of operations of NRO, as applicable, on a pro forma as if the Transactions had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

(a)	the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2024;

(b)	the Company’s unaudited historical condensed consolidated financial statements and related notes for the nine months ended September 30, 2024 included in its Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 8, 2024;

(c)	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

(d)	NRO’s unaudited consolidated financial statements for the nine months ended September 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on November 27, 2024;

(e)	NRO’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on March 19, 2024; and

(f)	the exhibit entitled “Information About NRO” included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions or Subsequent Events, described in Note 4 – Subsequent Events below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations, and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023 (the “Merger Closing Date”), the Company completed the Merger, and upon consummation thereof, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” Prior to the consummation of the Merger, the Company effectuated certain restructuring transactions in the following order and issued an aggregate of 3,375,288 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D preferred stock, par value $0.01 per share (“Series D Preferred Stock”):

(i)	the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii)	the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”) in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii)	accrued fees payable to the certain members of the board of directors of the Company in the amount of $110,250 were converted into shares of Common Stock;

(iv)	accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital, LLC (“Bristol Capital”) were converted into shares of Common Stock; and

(v)	all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

At the effective time of the Merger, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,668 shares of Common Stock.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 - Basis of Pro Forma Presentation for further discussion. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to December 31, 2023 other than the Subsequent Events described in Note 4 – Subsequent Events below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future, other than the Series F Preferred Stock and the issuance of convertible debt.

NRO Acquisition

On January 11, 2024, the Company entered into the NRO Agreement to acquire the assets of NRO for the Purchase Price, subject to certain closing price adjustments and other customary closing conditions. The Purchase Price consisted of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9.0 million of the Purchase Price into an escrow account.

On August 15, 2024, the Company and NRO entered into the Amended NRO Agreement. As a result, the purchase price was amended to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed. Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

On October 1, 2024, the Company closed the NRO Acquisition and paid $49.6 million to the Sellers in cash.

The NRO Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805 - Accounting for Business Combinations (“ASC 805”). The estimated fair value of the consideration paid by the Company and the allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the date of October 1, 2024, (the “Acquisition Closing Date”) of the NRO Acquisition. Additionally, costs directly related to the NRO Acquisition will be capitalized as a component of the Purchase Price.

Sale of Cryptocurrency Mining Equipment

On January 23, 2024, the Company completed the Crypto Sale, for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment. See “Description of the Crypto Sale.”

Subsequent Events

Financing Receivable

Senior Convertible Note. On September 30, 2024, YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville”), advanced an initial $15.0 million (the “Pre-Paid Advance”) to the Company and the Company issued a convertible promissory note (the “Senior Convertible Note”), with an interest rate of 8.00% and a maturity date of September 30, 2025. Yorkville may convert the Pre-Paid Advance into shares of Common Stock at any time at the Conversion Price (as defined in the SEPA). The Company may, at any time, redeem all or a portion or the amounts outstanding under the Senior Convertible Note at 105% of the principal amount thereof, plus accrued and unpaid interest.

The Company did not receive the proceeds from the Senior Convertible Note until October 1, 2024; therefore, it recorded a $14.3 million short-term financing receivable related to the Senior Convertible Note as of September 30, 2024.

Subordinated Note. On September 30, 2024 (the “Subordinated Note Effective Date”), the Company entered into a subordinated promissory note (the “Subordinated Note”) with First Idea Ventures LLC and The Hideaway Entertainment LLC (together, the “Noteholders”), in a principal amount of $5.0 million, with a maturity of September 30, 2025. The Subordinated Note has an interest rate of 10.00% and the Noteholders are entitled to a minimum return on capital of up to 2.0x upon the repayment, prepayment or acceleration of the obligations, or the occurrence of certain other triggering events under the Subordinated Note. The Subordinated Note is subordinated to the prior payment in full in cash to the Senior Convertible Note and any future senior secured revolving credit facility of the Company entered into after the Subordinated Note Effective Date. Pursuant to the terms of the Subordinated Note, the Company issued to the Noteholders warrants (the “Subordinated Note Warrants”) to purchase up to 1,141,552 shares of Common Stock, vesting in tranches based on the date of repayment of the Subordinated Note.

The Company did not receive a portion of the proceeds from the Subordinated Note until October 1, 2024; therefore, it recorded a $2.0 million short-term financing receivable related to the Subordinated Note as of September 30, 2024.

Pursuant to the Subordinated Note, the Company entered into a registration rights agreement (the “SPA Registration Rights Agreement”) with the Noteholders pursuant to which the Company agreed to file a registration statement registering the resale of the Common Stock underlying the Subordinated Note Warrants.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

	Prairie Operating Co. (Historical)	Nickel Road (Historical)	Nickel Road Transaction Accounting Adjustments		Subsequent Event Adjustments		Combined Pro Forma
			(See Note 6)		(See Notes 4 and 6)
Assets
Current assets:
Cash and cash equivalents	$40,052,362	$2,597,806	$(49,616,448)	(a)	$16,250,000	(i)	$6,685,914
			(2,597,806	)(h)
Note receivable	507,651	—	—		—		507,651
Joint interest receivable	—	250,545	(250,545)	(h)	—		—
Accrued oil and gas sales	—	3,246,193	(3,246,193)	(h)	—		—
Prepaid expenses and other current assets	267,365	675,033	(675,033	)(h)	—		267,365
Short term financing receivable	16,250,000	—	—		(16,250,000)	(i)	—
Total current assets	57,077,378	6,769,577	(56,386,025)		—		7,460,930

Long-term assets:
Property and equipment
Oil and natural gas properties, successful efforts method of accounting	42,061,414	—	66,099,986	(a)	—		108,161,400
Proved properties	—	110,199,820	(110,199,820)	(a)	—		—
Unproved properties	—	1,545,199	(1,545,199)	(a)	—		—
Other	93,849	—	—		—		93,849
Accumulated depletion	(711)	(51,685,812)	51,685,812	(a)	—		(711)
Total property and equipment, net	42,154,552	60,059,207	6,040,779		—		108,254,538
Deposits on oil and natural gas property purchases	6,382,314	—	(6,000,000)	(a)	—		382,314
Operating lease assets	1,063,659	182,526	(182,526)	(h)	—		1,063,659
Note receivable – non-current	239,249	—	—		—		239,249
Deferred transaction costs	229,756	—	(229,756)	(a)	—		—
Other non-current assets	27,816	—	—		—		27,816
Total assets	$107,174,724	$67,011,310	$(56,757,528)		$—		$117,428,506

Liabilities, Members’ Capital and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$22,545,465	$—	$8,626,600	(a)	$—		$31,172,065
Accounts payable	—	177,540	(177,540)	(h)	—		—
Accrued liabilities	—	9,468,750	(9,468,750)	(h)	—		—
Senior convertible note, net	14,250,000	—	—		—		14,250,000
Subordinated promissory note – related party	5,281,141	—	—		—		5,281,141
Warrant liabilities – related party	2,758,206	—	—		—		2,758,206
Operating lease liabilities, current	177,722	182,525	(182,525)	(h)	—		177,722
Total current liabilities	45,012,534	9,828,815	(1,202,215)		—		53,639,134
Long-term liabilities:
Asset retirement obligations	—	1,397,777	(1,397,777)	(h)	—		1,627,182
			1,627,182	(a)
Operating lease liabilities, long-term	875,105	—	—		—		875,105
Total long-term liabilities	875,105	1,397,777	229,405		—		2,502,287
Total liabilities	$45,887,639	$11,226,592	$(972,810)		$—		$56,141,421

Commitments and contingencies

Members’ capital	$—	$55,784,718	$(55,784,718)	(h)	$—		$—

Stockholders’ equity:
Preferred stock; 50,000,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 14,457 shares issued and outstanding (actual)	145	—	—		—		145
Common stock; $0.01 par value; 500,000,000 shares authorized and 22,918,763 shares issued and outstanding (actual)	229,188	—	—		—		229,188
Additional paid-in capital	168,886,525	—	—		—		168,886,525
Accumulated deficit	(107,828,773)	—	—		—		(107,828,773)
Total stockholders’ equity	61,287,085	—	—		—		61,287,085
Total liabilities, members’ capital and stockholders’ equity	$107,174,724	$67,011,310	$(56,757,528)		$—		$117,428,506

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2024

	Prairie Operating Co. (Historical)	Nickel Road (Historical)	Nickel Road Transaction Accounting Adjustments		Combined Pro Forma
			(See Note 6)
Revenue:
Oil and gas sales	$—	$30,781,291	$—		$30,781,291
Total revenues	—	30,781,291	—		30,781,291

Operating costs and expenses:
Depreciation, depletion and amortization	711	10,725,647	(8,169,879	)(f)	2,556,479
Production taxes	—	1,938,671	(452,478	)(h)	1,486,193
Lease operating expense	—	4,169,222	—		4,169,222
General and administrative expenses	24,905,341	3,017,990	—		27,923,331
Impairment	—	29,719,123	—		29,719,123
Exploration expenses	523,785	—	—		523,785
Total operating costs and expenses	25,429,837	49,570,653	(8,622,357)		66,378,133
(Loss) income from operations	(25,429,837)	(18,789,362)	8,622,357		(35,596,842)

Other income (expense):
Interest income	538,833	—	—		538,833
Interest expense	—	(974,935)	974,935	(h)	—
Loss on issuance of debt	(3,039,347)	—	—		(3,039,347)
Realized gain on derivative instruments	—	223,485	(223,485	)(h)	—
Unrealized loss on derivative instruments	—	(270,925)	270,925	(h)	—
Gain on sale of oil and gas properties	—	5,372,679	—		5,372,679
Other expenses	—	1,237	(1,237	)(h)	—
Total other (expense) income	(2,500,514)	4,351,541	1,021,138		2,872,165

(Loss) income from operations before provision for income taxes	(27,930,351)	(14,437,821)	9,643,495		(32,724,677)
Provision for income taxes	—	—	—		—
Net (loss) income from continuing operations	$(27,930,351)	$(14,437,821)	$9,643,495		$(32,724,677)

Earnings (loss) per common share:
Loss per share, basic and diluted	$(2.24)	$—	$—		$(2.53)
Weighted average common shares outstanding, basic and diluted	12,939,342	—	—		12,939,342

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2023

	Prairie Operating Co. (Historical)	Creek Road Miners, Inc. (As Adjusted)	Nickel Road (Historical)	Creek Road Miners, Inc. Acquisition Adjustments		Nickel Road Transaction Accounting Adjustments		Cryptocurrency Asset Sale Adjustments		Combined Pro Forma
		(See Note 2)		(See Note 6)		(See Note 6)		(See Notes 3 and 6)
Revenue:
Cryptocurrency mining	$1,545,792	$73,584	$—	$—		$—		$(1,619,376	)(b)	$—
Oil and gas sales	—	—	48,169,114	—		(899,352	)(g)	—		47,269,762
Total revenues	1,545,792	73,584	48,169,114	—		(899,352)		(1,619,376)		47,269,762

Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	548,617	80,140	—	—		—		(628,757	)(b)	—
Depreciation, depletion and amortization	983,788	116,724	16,115,889	141,885	(c)	(12,684,123	)(f)	(1,242,397	)(b)	3,431,766
Production taxes	—	—	4,408,520	—		(438,938	)(g)	—		3,969,582
Lease operating expenses	—	—	4,616,425	—		—		—		4,616,425
General and administrative expenses	16,269,045	1,119,277	4,068,463	170,120	(d)	—		—		21,626,905
Stock based compensation	—	170,120	—	(170,120	)(d)	—		—		—
Impairment of cryptocurrency mining equipment	17,072,015	—	—	—		—		(17,072,015	)(b)	—
Impairment of oil and natural gas properties	—	—	5,077,697	—		—		—		5,077,697
Exploration expenses	263,757	—	—	—		—		—		263,757
Total operating costs and expenses	35,137,222	1,486,261	34,286,994	141,885		(13,123,061)		(18,943,169)		38,986,132
(Loss) income from operations	(33,591,430)	(1,412,677)	13,882,120	(141,885)		12,223,709		17,323,793		8,283,630

Other (expenses) income:
Interest income	248,073	—	15,267	—		—		—		263,340
Interest expense	(121,834)	(214,344)	(2,025,960)	120,076	(e)	2,025,960	(h)	—		(216,102)
Gain on sale of oil and gas properties	—	—	5,925,755	—		(5,925,755	)(h)	—		—
Realized loss on derivative instruments	—	—	(1,021,596)	—		1,021,596	(h)	—		—
Unrealized gain on derivative instruments	—	—	2,998,792	—		(2,998,792	)(h)	—		—
Other income	—	—	4,227	—		(4,227	)(h)	—		—
Loss on adjustment to fair value - Warrant Liabilities	(39,797,994)	—	—	—		—		—		(39,797,994)
Loss on adjustment to fair value - AR Debentures	(3,790,428)	—	—	—		—		—		(3,790,428)
Loss on adjustment to fair value - Obligation Shares	(1,477,103)	—	—	—		—		—		(1,477,103)
Liquidated damages	(548,144)	—	—	—		—		—		(548,144)
Total other (expenses) income	(45,487,430)	(214,344)	5,896,485	120,076		(5,881,218)		—		(45,566,431)

(Loss) income from operations before provision for income taxes	(79,078,860)	(1,627,021)	19,778,605	(21,809)		6,342,491		17,323,793		(37,282,801)
Provision for income taxes	—	—	(18,000)	—		18,000	(h)	—		—
(Loss) income from continuing operations	$(79,078,860)	$(1,627,021)	$19,760,605	$(21,809)		$6,360,491		$17,323,793		$(37,282,801)

Earnings (loss) per common share:
Loss per share, basic and diluted	$(16.51)	$(4.02)	$—	$—		$—		$—		$(5.43)
Weighted average common shares outstanding, basic and diluted	4,788,412	428,611 (j)	—	1,646,741	(j)	—		—		6,863,764

Note 1 - Basis of Pro Forma Presentation

The NRO Acquisition will be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration paid by the Company and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the Acquisition Closing Date. Additionally, costs directly related to the NRO Acquisition will be capitalized as a component of the Amended Purchase Price.

The Crypto Sale requires presentation as discontinued operations upon the issuance of future financial statements in accordance with GAAP. Pursuant to the requirements of Article 3 of Regulation S-X, the Crypto Sale is considered a significant disposition and requires pro forma presentation in accordance with Article 11 of Regulation S-X.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheet of the Company and the historical consolidated balance sheet of NRO as of September 30, 2024 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions and the Subsequent Events, described in Note 4 – Subsequent Events below, had been consummated on September 30, 2024.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 combine the historical statements of operations of the Company, the historical statements of operations of Creek Road Miners, Inc., and the historical consolidated statements of operations of NRO, as applicable, on a pro forma basis as if the Transactions had been consummated on January 1, 2023.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions, occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (i) the audited historical financial statements of the Company as of and for the year ended December 31, 2023 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on March 20, 2024, (ii) the unaudited historical financial statements of the Company as of and for the nine months ended September 30, 2024 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on November 8, 2024, (iii) NRO’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on March 19, 2024; (iv) NRO’s unaudited consolidated financial statements for the nine months ended September 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on November 27, 2024; and (v) the exhibit entitled “Information About NRO.” included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions or Subsequent Events, described in Note 4 – Subsequent Events below, occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations and are subject to change as additional information becomes available and analyses are performed.

Note 2 - Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information

The historical financial statements of Creek Road Miners, Inc. (“Creek Road”) included in the Company’s Quarterly Report on Form 10-Q/A filed with the SEC on June 16, 2023 include the historical statement of operations of Creek Road for the three months ended March 31, 2023. Given the Merger was not completed until May 3, 2023, for pro forma purposes herein in order to determine the Creek Road, As Adjusted amounts, Creek Road’s results of operations for the three months ended March 31, 2023, have been added to Creek Road’s results of operations for the period from April 1, 2023, through May 2, 2023, as reflected in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023.

	Creek Road
	For the Three Months Ended March 31, 2023	For the Period from April 1, 2023 through May 2, 2023	As Adjusted
Revenue:
Cryptocurrency mining	$—	$73,584	$73,584
Total revenues	—	73,584	73,584
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	6,305	73,835	80,140
Depreciation, depletion and amortization	64,576	52,148	116,724
General and administrative	576,289	542,988	1,119,277
Stock based compensation	170,120	—	170,120
Total operating expenses	817,290	668,971	1,486,261
(Loss) income from operations	(817,290)	(595,387)	(1,412,677)
Other expenses:
Interest expense	(154,076)	(60,268)	(214,344)
Total other expenses	(154,076)	(60,268)	(214,344)
(Loss) income from operations before provision for income taxes	(971,366)	(655,655)	(1,627,021)
Provision for income taxes	—	—	—
(Loss) income from continuing operations	$(971,366)	$(655,655)	$(1,627,021)
Earnings (loss) per common share:
Loss per share, basic and diluted	$(2.49)	$(1.53)	$(4.02)
Weighted average common shares outstanding, basic and diluted	428,611	428,611	428,611

Note 3 - Cryptocurrency Asset Sale

On January 23, 2024, the Company completed the sale of all of the Mining Equipment for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment. This sale requires presentation within discontinued operations upon the issuance of financial statements and, as such, requires an adjustment in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023.

Note 4 - Subsequent Events

Financing Receivable

Senior Convertible Note. On September 30, 2024, Yorkville, advanced the Pre-Paid Advance to the Company and the Company issued the Senior Convertible Note, with an interest rate of 8.00% and a maturity date of September 30, 2025. Yorkville may convert the Pre-Paid Advance into shares of Common Stock at any time at the Conversion Price (as defined in the SEPA). The Company may, at any time, redeem all or a portion or the amounts outstanding under the Senior Convertible Note at 105% of the principal amount thereof, plus accrued and unpaid interest.

The Company did not receive the proceeds from the Senior Convertible Note until October 1, 2024; therefore, it recorded a $14.3 million short-term financing receivable related to the Senior Convertible Note as of September 30, 2024.

Subordinated Note. On September 30, 2024, the Company entered into the Subordinated Note with the Noteholders, in a principal amount of $5.0 million, with a maturity of September 30, 2025. The Subordinated Note has an interest rate of 10.00% and the Noteholders are entitled to a minimum return on capital of up to 2.0x upon the repayment, prepayment or acceleration of the obligations, or the occurrence of certain other triggering events under the Subordinated Note. The Subordinated Note is subordinated to the prior payment in full in cash to the Senior Convertible Note and any future senior secured revolving credit facility of the Company entered into after the Subordinated Note Effective Date.

Pursuant to the terms of the Subordinated Note, the Company issued the Subordinated Note Warrants to purchase up to 1,141,552 shares of Common Stock to the Noteholders, vesting in tranches based on the date of repayment of the Subordinated Note.

The Company did not receive a portion of the proceeds from the Subordinated Note until October 1, 2024; therefore, it recorded a $2.0 million short-term financing receivable related to the Subordinated Note as of September 30, 2024.

Pursuant to the Subordinated Note, the Company entered into the SPA Registration Rights Agreement with the Noteholders pursuant to which the Company agreed to file a registration statement registering the resale of the Common Stock underlying the Subordinated Note Warrants.

Note 5 - Preliminary Purchase Price

The preliminary allocation of the total Amended Purchase Price in the NRO Acquisition, on a relative fair value basis, is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Acquisition Closing Date using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the Acquisition Closing Date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, assets acquired and liabilities assumed by the Company are expected to be initially recorded as follows:

Consideration:
Cash consideration (1)	$49,616,448
Deposit on oil and gas properties (2)	6,000,000
Direct transaction costs (3)	229,756
Total consideration	$55,846,204
Assets acquired:
Oil and gas properties	$66,099,986
$66,099,986
Liabilities assumed:
Accounts payable and accrued expenses (4)	$8,626,600
Asset retirement obligation, long-term	1,627,182
$10,253,782

(1)	Includes customary purchase price adjustments.
(2)	Represents the Deposit paid by the Company to NRO.
(3)	Represents estimated transaction costs associated with the NRO Acquisition which have been capitalized in accordance with ASC 805-50.
(4)	Represents the amounts associated with the assets acquired in the NRO Acquisition unpaid at the closing date and primarily relates to ad valorem tax liabilities of $6.7 million and suspended revenues of $1.1 million.

The consideration is allocated to the assets acquired and liabilities assumed on a relative fair value basis. The fair value measurements of assets acquired and liabilities assumed, on a relative fair value basis, are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 6 - Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 and in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are as follows:

(a)	Reflects the adjustment to record the assets acquired and liabilities assumed, on a relative fair value basis, in the NRO Acquisition along with transfer of consideration (see Note 5 – Preliminary Purchase Price).

(b)	Reflects the adjustment to record the Crypto Sale (see Note 3 – Cryptocurrency Asset Sale).

(c)	Reflects the adjustment to depreciation expense required to reflect a decrease in the estimated useful life of acquired cryptocurrency mining assets of approximately one year (see Note 2 – Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information).

(d)	Reflects the reclassification of stock based compensation to conform to the Company’s financial statement presentation (see Note 2 – Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information).

(e)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

(f)	Reflects the adjustment for depreciation, depletion and amortization expense associated with the assets acquired in the NRO Acquisition reflecting a decrease in depreciable asset base after the purchase price allocation along with a decrease in the units of production depletion rate primarily due to the depletion of the $66.1 million acquisition costs over total proved reserves.

(g)	Reflects the adjustment required to remove the impact of assets not acquired using the information provided by NRO.

(h)	Reflects the adjustment to remove the financial statement effect of amounts related to assets that were not acquired and liabilities that were not assumed in the NRO Acquisition.

(i)	Reflects the Senior Convertible Note and Subordinated Note proceeds received on October 1, 2024 (see Note 4 – Subsequent Events).

(j)	The Combined Pro Forma weighted average shares outstanding include the historical shares of Creek Road Miners, Inc. and Creek Road Miners, Inc. acquisition adjustment pursuant to the requirements of accounting for the Merger as a reverse asset acquisition and as required to properly reflect the Merger as consummated on January 1, 2023.